FORM 8-K PRIVATE

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  December 17, 1997.



                            HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                              #1-8680
(State or other jurisdiction of                            (Commission File
incorporation)                                                      Number)



200 W. Douglas                                                 #48-0901658
Suite #820                                                   (IRS Employer
Wichita, Kansas 67202                                  Identification No.)
(Address of principal
executive offices)


                                 (316)269-4310
                       (Registrant's telephone number)

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Item  5  Other Information

Wichita, KS, December 15, 1997 -- High Plains Corporation (NASDAQ:HIPC) today announced that it has completed the acquisition of a 15 million gallon per year Ethanol plant located in Portales, New Mexico. The plant was acquired for $4 million cash from Giant Industries Arizona, Inc., a petroleum refiner and marketer which had operated the plant from 1991 until record high grain prices forced a shut-down in 1995.

"This acquisition will increase our Company's Ethanol production capacity by 25%, at an acquisition cost of less than $.30 per gallon, even after the capitalization of expected refurbishment costs," said Raymond G. Friend, President. "Some maintenance and refurbishment of the plant is anticipated, but the total cost of these initial capital items is not currently expected to exceed $500,000."

"We plan on having the plant operational by the first week of February, 1998, and the location will give us an additional gateway to the West for product distribution, including major sales into the Southwest. The location of this plant could become even more important if California removes its oxygen cap, or if the National Academy of Sciences recommends a vapor pressure waiver for Ethanol in the Reformulated Gasoline Program areas."

"The Portales area grain market is inconsistent, but current crops are good, resulting in relatively low feedstock prices. With the volume of grain purchased by high Plains, and our current hedging and risk management strategies, we feel that we can arrange grain supplies for the plant at economical numbers. We also anticipate that our experience and expertise in the industry will allow us to make various changes to the Portales plant which will increase its efficiencies, making it potentially a very valuable asset for High Plains.

Financing for the acquisition was provided by the Company's existing lender, National Bank of Canada at rates similar to the Company's existing long-term debt.

Based in Wichita, Kansas, High Plains Corporation is the only publicly traded company whose sole business is Ethanol. It is one of the largest producers of Ethanol with approximately 60 million gallons per year of current capacity.
The acquisition of the Portales facility will boost future production capacity to approximately 75 million gallons per year. Clean burning Ethanol reduces pollutants in automotive gasoline and increases octane levels for better engine performance without increasing gas pump prices.

"THE SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to risks detailed from time to time in the Company's Securities and Exchange Commission filings.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   December 17, 1997                             HIGH PLAINS CORPORATION

                                                     /s/
                                                     Raymond G. Friend
                                                     President